UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2007

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the annual meeting of stockholders of Zhone Technologies, Inc. held on May 16, 2007, Zhone’s stockholders approved an amendment to the Zhone Technologies, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) to (1) eliminate the maximum sublimit on the number of shares that may be issued upon exercise of incentive stock options, (2) impose a ceiling on the “evergreen” provision, which provides for an automatic annual increase in the aggregate number of shares available for grant under the 2001 Plan, and (3) approve a new ten year term of the 2001 Plan. A copy of the 2001 Plan, as amended and restated, is filed as an exhibit to this report and incorporated herein by reference.

At a regularly scheduled meeting of the Board of Directors of Zhone Technologies, Inc. held on May 16, 2007, the Board of Directors approved the form of Restricted Stock Award Agreement for the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan to be used for future grants of restricted stock. A copy of the form of Restricted Stock Award Agreement is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

10.1	Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

10.2	Form of Restricted Stock Award Agreement for the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

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